Filed Pursuant to Rule 424(b)(2)
Registration No. 333-281222

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 2, 2024)

2,352,941 Shares

Common Stock

We are offering 2,352,941 shares of our common stock, par value $0.05 per share (the “shares”).

Our common stock is listed on The Nasdaq Global Select Market under the symbol “VSEC.” On October 27, 2025, the closing price of our common stock on The Nasdaq Global Select Market was $179.52 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$170.00	$399,999,970.00
Underwriting discount(1)	$6.80	$15,999,998.80
Proceeds, before expenses, to us	$163.20	$383,999,971.20

(1)	See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to 352,941 additional shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about October 29, 2025.

Joint Book-Running Managers

Jefferies	Morgan Stanley

RBC Capital Markets	William Blair

Book-Runners

Truist Securities	B. Riley Securities	Stifel

Co-Managers

KeyBanc Capital Markets	Benchmark, a StoneX Company	Jones

The date of this prospectus supplement is October 27, 2025.

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, dated August 2, 2024, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the shares offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the shares offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or any free writing prospectus that we may provide. We have not, and the underwriters have not, authorized anyone to provide you with different information. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may provide or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not, and the underwriters are not, making offers to sell the shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “VSE” or “the Company” or other similar terms mean VSE Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our expectations regarding the offering of common stock, including the expected timing, terms, size and use of proceeds, our expectation that we will complete the proposed offering, our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond our control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation, risks related to:

•	the performance of the aviation aftermarket;

•	global economic and political conditions;

•	supply chain delays and disruptions;

•	competition from existing and new competitors;

•	losses related to investments in inventory and facilities;

•	interuptions in our operations;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•

our ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to pending acquisitions, including the acquisition of Aero 3 (as defined below) and other recently completed acquisitions;

•	access to and the performance of third-party package delivery companies;

•	prolonged periods of inflation and our ability to mitigate the impact thereof;

•	future business conditions resulting in impairments;

•	our ability to successfully divest businesses and to transition facilities in connection therewith;

•	our work on large government programs;

S-iii

•	health epidemics, pandemics and similar outbreaks;

•	compliance with government rules and regulations, including tariffs and environmental and pollution risk;

•	our ability to mitigate the impacts of increased costs related to tariffs;

•	litigation and legal actions arising from our operations;

•	technology and cybersecurity threats and incidents;

•	our outstanding indebtedness;

•	market volatility in the debt and equity capital markets;

•	our ability to continue to pay dividends at current levels or at all;

•	our published financial guidance;

•	our expected use of proceeds from this offering; and

•

the other factors identified in our reports filed or expected to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC. Any document incorporated by reference in this prospectus supplement and the accompanying prospectus may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our securities. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section entitled “Risk Factors” and the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a leading provider of aftermarket parts distribution and maintenance, repair and overhaul (“MRO”) services for air transportation assets for commercial and government markets. Following the sales of our Fleet segment in April 2025 and Federal and Defense segment in February 2024, management of our business operations is conducted under a single reportable operating segment: Aviation.

We were incorporated in Delaware in 1959. As of September 30, 2025, we employed approximately 1,272 employees.

Aviation Segment

Our Aviation segment is a leading provider of aftermarket parts distribution and MRO services for components and engine accessories supporting commercial, business and general aviation operators. This business offers a range of services to a diversified global client base of commercial airlines, regional airlines, air cargo transporters, MRO integrators and providers, aviation manufacturers, corporate and private aircraft owners, and fixed-base operators.

Recent Developments

Aero 3 Acquisition

On October 27, 2025, we announced that we had signed a definitive agreement to acquire GenNx/AeroRepair IntermediateCo Inc., the parent company of Aero 3, Inc. (“Aero 3”), a portfolio company of GenNx360 Capital Partners and a diversified global MRO service provider and distributor supporting the commercial wheel and brake aftermarket, for total cash consideration of approximately $350 million, subject to working capital adjustments (the “Aero 3 Acquisition”). The Aero 3 Acquisition is expected to close in the fourth quarter of 2025, subject to regulatory approvals and customary closing conditions. We intend to fund all or a portion of the cash consideration for the Aero 3 Acquisition using the net proceeds from this offering and borrowings under new or existing credit facilities.

Corporate Information

Our principal executive offices are located at 3361 Enterprise Way, Miramar, Florida 33025. Our telephone number is (954) 430-6600. Our website is http://www.vsecorp.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering

Common stock offered by us	2,352,941 shares.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to 352,941 additional shares of common stock from us, at the public offering price less the underwriting discount, which they may exercise, in whole or in part, within a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering(1)	23,039,302 shares (or 23,392,243 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $384.0 million (or $441.6 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting estimated underwriting discounts and commissions and before estimated offering expenses. We intend to use the net proceeds from this offering to fund all or a portion of the cash consideration for the Aero 3 Acquisition, to support potential future strategic acquisitions, and for general corporate purposes. Pending the application of the net proceeds as described above, we may use the net proceeds from this offering for general corporate purposes, including to invest in liquid assets that may include, but would not be limited to, short-term obligations, money market funds and guaranteed obligations of the U.S. government or to repay outstanding borrowings under our revolving loan facility (the “Revolving Facility”). See “Use of Proceeds.”

Conflicts of Interest	Each of Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, and Truist Bank, an affiliate of Truist Securities, Inc., is a lender under the Revolving Facility. Royal Bank of Canada and Truist Bank may each receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Revolving Facility. Accordingly, RBC Capital Markets, LLC and Truist Securities, Inc. may each be deemed to have a conflict of interest within the meaning of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Therefore, this offering is being made in compliance with the requirements of FINRA Rule 5121. A qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(B). Pursuant to FINRA Rule 5121, neither RBC Capital Markets, LLC nor Truist Securities, Inc. will confirm sales of our common stock to

(1)

The number of shares of common stock to be outstanding after this offering is based on 20,686,361 shares of common stock outstanding as of September 30, 2025 and excludes (i) 279,450 shares of common stock issuable upon the settlement of service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards outstanding as of September 30, 2025 and (ii) 1,261,111 shares of common stock authorized and reserved for future issuance under our equity compensation plans as of September 30, 2025.

any account over which it exercises discretionary authority without the prior written approval of the customer. For more information, see “Underwriting (Conflicts of Interest).”

Risk factors	You should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our securities.

Exchange listing	Our common stock is listed on The Nasdaq Global Select Market under the symbol “VSEC.”

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June  30, 2025, and September 30, 2025 and our other filings with the SEC from time to time, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Risks Related to our Common Stock and this Offering

You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are currently authorized to issue an aggregate of 44,000,000 shares of common stock. As of September 30, 2025, there were 20,686,361 shares of common stock outstanding. In addition, as of September 30, 2025, there were 279,450 shares of common stock issuable upon the settlement of outstanding service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of the common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of common stock in this offering.

If you acquire shares of our common stock in this offering, you will incur immediate and substantial dilution in net tangible book value of your shares.

The public offering price will be substantially higher than the pro forma net tangible book value per share of our common stock after this offering. Based on the public offering price of $170.00 per share of our common stock, purchasers of common stock in this offering will experience immediate dilution of $138.05 per share in net tangible book value of the common stock. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from this offering to fund all or a portion of the cash consideration for the Aero 3 Acquisition, to support potential future strategic acquisitions, and for general corporate purposes. Pending the application of the net proceeds as described above, we may use the net proceeds from this offering for general corporate purposes, including to invest in liquid assets that may include, but would not be limited to, short-term obligations, money market funds and guaranteed obligations of the U.S. government or to repay outstanding borrowings under our Revolving Facility. See the section entitled “Use of Proceeds” in this prospectus supplement. The failure by our management to apply these funds effectively could harm our business. We may invest our cash and cash equivalents in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

If we engage in future acquisitions, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.

From time to time, we may evaluate various acquisitions, including acquiring complementary assets that add new products, new customers, and new capabilities or new geographic and/or operational competitive advantages in both new and existing markets within our core competencies. Any potential acquisition may entail numerous risks, including increased operating expenses and cash requirements and the assumption of additional indebtedness or contingent liabilities. Additionally, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expenses.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing stockholders, or at a price per share that is less than the price per share paid by investors in this offering, which could adversely affect the market price of shares of our common stock and our business.

In the future, we may sell additional shares of common stock or issue other types of securities to raise capital. If we raise additional funds by issuing equity securities, we may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing security holders, which could adversely affect rights of our existing security holders and the market price of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing security holders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us, which could have a materially adverse effect on our business.

The price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, from January 1, 2024 through September 30, 2025, the closing price of our common stock fluctuated between $57.61 and $172.66. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our common stock relies in part on the research and reports that securities or industry analysts publish about us or our business. We do not control these analysts. If any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. In addition, if one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could also cause our stock price and/or trading volume to decline.

Our stock price may decline if our financial performance does not meet the guidance we have provided to the public, estimates published by research analysts or other investor expectations.

The guidance we provide as to our expected revenue and Adjusted EBITDA Margin is only an estimate of what we believe is realizable at the time we give such guidance. It is difficult to predict our revenue and Adjusted EBITDA Margin and our actual results may vary materially from our guidance. We may not meet our financial guidance or other investor expectations for other reasons, including those arising from the risks and uncertainties described in this prospectus supplement and in our other public filings and public statements. Furthermore, research analysts publish estimates of our future revenue and earnings based on their own analysis. The revenue guidance we provide may be one factor they consider when determining their estimates.

Our debt exposes us to certain risks.

As of September 30, 2025, after giving effect to the completion of the Aero 3 Acquisition, this offering and application of the proceeds of this offering, we had $359.7 million of total debt outstanding. The amount of our existing debt, combined with our ability to incur significant amounts of debt in the future, could have important consequences, including:

•	increasing our vulnerability to adverse economic or industry conditions;

•

requiring us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, strategic initiatives, and general corporate purposes;

•	increasing our vulnerability to, and limiting our flexibility in planning for, or reacting to, changes in our business or the industries in which we operate;

•	exposing us to the risk of higher interest rates on borrowings under our credit facilities, which are subject to variable rates of interest;

•	placing us at a competitive disadvantage compared to our competitors that have less debt; and

•	limiting our ability to borrow additional funds.

Risks Related to the Aero 3 Acquisition

The Aero 3 Acquisition may not occur at all or may not occur in the expected time frame, which may negatively affect the trading price of our common stock and our future business and financial results.

No assurance can be provided that the Aero 3 Acquisition will be completed in the manner and within the time frame currently anticipated, or at all. Completion of the Aero 3 Acquisition is subject to the satisfaction or waiver of a number of conditions beyond our control that may prevent, delay or otherwise materially adversely affect its completion. If the Aero 3 Acquisition is not completed, if there are significant delays in completing the Aero 3 Acquisition, or if the Aero 3 Acquisition involves an unexpected amount of remedies required by regulatory authorities or the issuance of a higher amount of share consideration than anticipated, it could negatively affect the trading price of our common stock and our future business and financial results.

We may not realize the strategic benefits that are anticipated from the planned Aero 3 Acquisition.

The benefits that are expected to result from the Aero 3 Acquisition will depend, in part, on our ability to consummate the Aero 3 Acquisition within the anticipated time period, or at all, and to integrate the Aero 3

Acquisition. There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition. Some members of our management may be required to devote considerable time to this integration process, which will decrease the time they will have to manage the Company, service existing customers, attract new customers and develop new products or strategies. If management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business, financial condition and results of operations could suffer. We also cannot guarantee that the benefits that we currently expect to realize as a result of the Aero 3 Acquisition will be achieved within our anticipated time frames or at all. Additionally, we may incur substantial expenses in connection with the integration of Aero 3, which may exceed expectations and offset certain anticipated benefits.

We have made certain assumptions relating to the Aero 3 Acquisition which may prove to be materially inaccurate.

We have made certain assumptions relating to the Aero 3 Acquisition, which assumptions involve significant judgment and may not reflect the full range of uncertainties and unpredictable outcomes inherent in the Aero 3 Acquisition and may be materially inaccurate. These assumptions relate to numerous matters, including:

•	our ability to realize the expected benefits of the Aero 3 Acquisition;

•	our expectations of future revenue and earnings of the Aero 3 business;

•	our ability to retain key employees from Aero 3 and maintain, develop and deepen relationships with these employees;

•	our ability to retain and maintain relationships with key brokers, suppliers and customers associated with Aero 3;

•

our ability to issue equity and debt or any other financing, or to generate and maintain needed cash from operations, to complete the Aero 3 Acquisition and the impact of such financing on our operating results or financial condition;

•	projections of future expenses and expense allocation relating to the Aero 3 Acquisition and Aero 3;

•	unknown or contingent liabilities associated with the Aero 3 Acquisition or Aero 3;

•	the amount of goodwill and intangibles that will result from the Aero 3 Acquisition;

•	other purchase accounting adjustments that we may record in our financial statements in connection with the Aero 3 Acquisition;

•	acquisition and integration costs, including restructuring charges and transaction costs; and

•	other financial and strategic risks of the Aero 3 Acquisition.

USE OF PROCEEDS

We estimate the net proceeds from the sale of shares of our common stock in this offering to be approximately $384.0 million (or $441.6 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting underwriting discounts and commissions and before estimated offering expenses.

We intend to use the net proceeds from this offering to fund all or a portion of the cash consideration for the Aero 3 Acquisition, to support potential future strategic acquisitions, and for general corporate purposes.

Pending the application of the net proceeds as described above, we may use the net proceeds from this offering for general corporate purposes, including to invest in liquid assets that may include, but would not be limited to, short-term obligations, money market funds and guaranteed obligations of the U.S. government or to repay outstanding borrowings under the Revolving Facility.

As of September 30, 2025, we had approximately $61.6 million in revolving loans outstanding under the Revolving Facility, and the weighted average interest rate on such debt was 5.99%. The Revolving Facility has a maximum borrowing capacity of $400.0 million and matures on May 2, 2030.

DILUTION

If you acquire shares of our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. Our historical net tangible book value of common stock as of September 30, 2025 was $352.8 million, or $17.05 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding.

Dilution per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock included in this offering after giving effect to this offering. After giving effect to the sale of all of the shares of our common stock offered in this offering at a price of $170.00 per share, and after deducting the underwriting discount and our estimated offering expenses in connection with this offering, our adjusted net tangible book value as of September 30, 2025 would have been approximately $736.2 million, or approximately $31.95 per share of common stock. This change represents an immediate increase in the net tangible book value of $14.90 per share of common stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $138.05 per share of common stock to new investors. The following table illustrates this per share dilution:

Public offering price per share		$170.00
Net tangible book value per share as of September 30, 2025	$17.05
Increase in net tangible book value per share attributable to new investors	$14.90
Adjusted net tangible book value per share after this offering		$31.95
Dilution per share to new investors		$138.05

The above information is based on 20,686,361 shares of common stock outstanding as of September 30, 2025 and excludes (i) 279,450 shares of common stock issuable upon the settlement of service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards outstanding as of September 30, 2025 and (ii) 1,261,111 shares of common stock authorized and reserved for future issuance under our equity compensation plans as of September 30, 2025.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of September 30, 2025:

•	on an actual basis; and

•

on an as adjusted basis to reflect (i) the completion of the Aero 3 Acquisition, (ii) the sale of 2,352,941 shares of our common stock in this offering, after deducting underwriting discounts and commissions in connection with this offering and assuming that the underwriters do not exercise their option to purchase additional shares from us, (iii) the payment of fees and expenses related to this offering, and (iv) the application of the proceeds of this offering as described under “Use of Proceeds.”

This table should be read in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual, quarterly and other reports filed by us with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of September 30, 2025
In thousands (except per share data)	Actual	As Adjusted
Cash and cash equivalents	$8,784	$42,189

Debt:
Revolving Facility	61,616	61,616
Term Loan	298,125	298,125

Total Debt	359,741	359,741
Stockholders’ equity:
Common stock, par value $0.05 per share; 44,000,000 shares authorized and 20,686,361 shares issued and outstanding, actual, and 23,039,302 shares issued and outstanding, as adjusted	1,034	1,152
Additional paid-in capital	597,210	980,497
Retained earnings	384,416	384,416
Accumulated other comprehensive loss	680	680

Total stockholders’ equity	983,340	1,366,745

Total capitalization	$1,343,081	$1,726,486

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder, as defined below, that acquires our common stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, broker-dealers, traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other passthrough entities (or an investor in such entities or arrangements), pension plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to an investor that acquires, holds or disposes of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.

This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”) all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON

STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY APPLICABLE TAX TREATY.

Distributions on Common Stock

If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:

(i)

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

(ii)

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii)

we are or have been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) of the preceding paragraph generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder that is described in clause (ii) of such paragraph generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S.-source capital gain derived from the disposition, which may be offset by U.S.-source capital losses validly claimed during the taxable year of the disposition. With respect to clause (iii) of the preceding paragraph, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently and will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded, as defined by applicable Treasury regulations, on an established securities market and such non-U.S. holder has held at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period, actually or constructively, 5% or less of our common stock. If a non-U.S. holder holds or held (at any time during the relevant period) more than 5% of our common stock and if we were a USRPHC at any time during the relevant period, such non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from a taxable disposition at the income tax rates generally applicable to a U.S. person. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or any successor form of the foregoing), or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends and gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends, including our common stock, made to (i) “foreign financial institutions” (as defined therein) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Additionally, in order to be treated as FATCA compliant, a non-U.S. holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect United States owners. Proposed Treasury regulations have been issued that would eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued or the proposed regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement, dated October 27, 2025, between us, Jefferies LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	517,648
Morgan Stanley & Co., LLC	517,648
RBC Capital Markets, LLC	423,529
William Blair & Company, L.L.C.	423,529
Truist Securities, Inc.	164,706
B. Riley Securities, Inc.	117,647
Stifel, Nicolaus & Company, Incorporated	70,588
KeyBanc Capital Markets Inc.	70,588
The Benchmark Company, LLC	23,529
JonesTrading Institutional Services LLC	23,529

Total	2,352,941

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent, such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $4.08 per share of common stock. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$170.00	$170.00	$399,999,970.00	$459,999,940.00
Underwriting discounts and commissions paid by us	$6.80	$6.80	$15,999,998.80	$18,339,997.60
Proceeds to us, before expenses	$163.20	$163.20	$383,999,971.20	$441,599,942.40

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $495,000. We have agreed to reimburse the underwriters for certain additional expenses incurred in connection with this offering in an amount up to $100,000.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “VSEC.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 352,941 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed with the underwriters, for 45 days after the date of this prospectus supplement, subject to customary specified exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives of underwriters.

Our directors and executive officers have agreed with the underwriters, for 45 days after the date of this prospectus supplement (the “Lock-Up Period”), subject to customary specified exceptions described below, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock (including without limitation, our common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of our common stock or such other securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of any common stock or any security convertible into or exercisable or exchangeable for common stock; or (iv) publicly disclose the intention to do any of the foregoing, without the prior written consent of the representatives of underwriters (the “Lock-Up Agreements”).

The restrictions described in the immediately preceding paragraph do not apply to:

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock as a bona fide gift or gifts, provided, however, that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the Lock-Up Agreements and provided further, that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting these circumstances;

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock by will or intestate succession upon the death of such person; provided, however, that the distributee, legatee, executor and/or administrator thereof agrees to be bound in writing by the restrictions set forth in the Lock-Up Agreements;

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock to any trust for the direct or indirect benefit of such person or the immediate family of such person; provided, however, that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the Lock-Up Agreements, and provided further, however, that any such transfer shall not involve a disposition for value and no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer;

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock to any general partnership, limited partnership, limited liability company, corporation or other legal entity which is wholly owned, directly or indirectly, by such person and/or immediate family of such person; provided, however, that such entity agrees to be bound in writing by the restrictions set forth in the Lock-Up Agreements, and provided further, however, that any such transfer shall not involve a disposition for value;

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock if such transfer involves sales of shares of common stock acquired in open market transactions after the completion of this offering, provided, however, that no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer;

•

transfers shares of common stock or any securities convertible into or exchangeable or redeemable for shares of common stock with the prior written consent of the representatives on behalf of the underwriters;

•

the exercise by such person of stock options granted, or the exercise or vesting of other equity awards, pursuant to the Company’s equity incentive plans; provided, that (a) such restrictions shall apply to any of such person’s shares of common stock issued upon such exercise or vesting, (b) if any filing is required under Section 16(a) of the Exchange Act in connection with such exercise or vesting, such filing shall include a statement to the effect that such filing is the result of the exercise or vesting pursuant to the Company’s equity incentive plans, and (c) such person does not otherwise voluntarily effect any other public filing or report regarding such exercise or vesting during the Lock-Up Period;

•

in the case of an option to purchase shares of common stock expiring or restricted shares of common stock or other equity awards vesting during the Lock-up Period, in each case on a “cashless” or “net exercise” basis, the sale or transfer of shares of common stock to the Company to satisfy any payment or tax withholding obligations in connection with the exercise of such option or vesting; provided, that if any filing is required under Section 16(a) of the Exchange Act in connection with such sale or transfer, such filing shall include a statement to the effect that such filing is the result of a transfer to the Company to satisfy any payment or tax withholding obligations in connection with such exercise or vesting, and such person does not otherwise voluntarily effect any other public filing or report regarding such sale or transfer during the Lock-Up Period; and

•

the establishment of any new contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that (a) no sales of such person’s shares of common stock shall be made pursuant to such a new Plan prior to the expiration of the Lock-Up Period, and (b) any required public disclosure of such a new Plan prior to the expiration of the Lock-Up Period shall include or refer to the restrictions set forth in clause (a) of this paragraph.

The lock-up agreement precludes such person from engaging in any hedging or other transaction designed to, or which reasonably could be expected to lead to or result in, a sale or disposition of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock, even if such disposition would be made by someone other than such person.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Conflicts of Interest

Each of Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, and Truist Bank, an affiliate of Truist Securities, Inc., is a lender under the Revolving Facility. Royal Bank of Canada and Truist Bank may each receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Revolving Facility. Accordingly, RBC Capital Markets, LLC and Truist Securities, Inc. may each be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Therefore, this offering is being made in compliance with the requirements of FINRA Rule 5121. A qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(B). Pursuant to FINRA Rule 5121, neither RBC Capital Markets, LLC nor Truist Securities, Inc. will confirm sales of our common stock to any account over which it exercises discretionary authority without the prior written approval of the customer.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each European Economic Area Member State (each a “Relevant Member State”), the shares have not been offered or will not be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with Regulation (EU) 2017/1129 (the “Prospectus Regulation”), except that the shares may be offered to the public in that Relevant Member State at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, subject to obtaining the prior consent of the underwriters for any such offer,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:

a)	it is a qualified investor within the meaning of the Prospectus Regulation; and,

b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Regulation.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor, as that term is defined in the Prospectus Regulation, and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offering.

United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; (iii) outside the United Kingdom (the “UK”); or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

a)

to any legal entity which is a qualified investor as defined under Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”);

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

Each person in the UK who acquires any shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that it, he or she is aware of the restriction on offers of the shares described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any shares in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of

Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended) (the “FIEA”). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to or for the account of or the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account of or the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority, the Dubai Financial Services Authority or any other relevant licensing authority in the United Arab Emirates.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Abu Dhabi Global Market

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Financial Services Regulatory Authority (the “FSRA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the FSRA. It must not be delivered to, or relied on by, any other person. The FRSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FRSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of our common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of our common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the issuance of the securities offered in this offering has been passed upon for us by Jones Day. Certain legal matters in connection with this offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at http://www.vsecorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website and the SEC’s website are not part of this prospectus supplement or the accompanying prospectus, and the references to our website and the SEC’s website do not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future documents that we subsequently file with the SEC (excluding any portions of such documents that are furnished and not filed with the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025;

•

our Current Reports on Form 8-K filed with the SEC on February  21, 2025, February  27, 2025 (Item 5.02 only), March  5, 2025, April  2, 2025, May  2, 2025, May  9, 2025, July  31, 2025, and October 10, 2025.

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2025; and

•

the description of our common stock set forth in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus or the accompanying prospectus, (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

VSE Corporation

3361 Enterprise Way

Miramar, Florida 33025

Attention: Shareholder Services

Phone: (954) 430-6600

PROSPECTUS

VSE CORPORATION

Common Stock

Warrants

Rights

Debt Securities

Stock Purchase Contracts

Stock Purchase Units

We may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.

Each time we sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may sell securities registered under this prospectus directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean VSE Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.vsecorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 9, 2024 and June 30, 2024 filed with the SEC on August 1, 2024.

•

our Current Reports on Form 8-K filed with the SEC on January 4, 2024, March 6, 2024 (Item 5.02 only), March 8, 2024, April 25, 2024, May 8, 2024 (Item 5.02 only), as amended on May 28, 2024, May 17, 2024, May 24, 2024 and August 1, 2024 (Item 8.01 only).

•

the description of the Common Stock contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

VSE CORPORATION

3361 Enterprise Way

Miramar, Florida 33025

Attention: Shareholder Services

Phone: (954) 430-6600

VSE CORPORATION

We are a leading provider of aftermarket parts distribution and maintenance, repair and overhaul (“MRO”) services for air and land transportation assets for commercial and government markets. We operate in two reportable segments aligned with our operating segments: Aviation and Fleet.

We were incorporated in Delaware in 1959. As of December 31, 2023, we employed approximately 1,200 employees.

Aviation Segment

Our Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military and defense, and rotorcraft customers globally. Core services include parts distribution, MRO services including engine components and accessories, fuel controls, avionics, pneumatics, hydraulics, wheel and brake, and rotable exchange and supply chain services.

Fleet Segment

Our Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to support the commercial aftermarket medium- and heavy-duty truck market, and the United States Postal Service (“USPS”). Core services include vehicle parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, and engineering and technical support.

Review of Strategic Alternatives for Fleet Segment

We have initiated a process to explore and evaluate strategic alternatives involving our Fleet segment with a view to enhance shareholder value (the “Strategic Process”). The Strategic Process could include, among other alternatives, a possible sale of the Fleet segment. We have not set a definitive timetable for the completion of the Strategic Process, and there can be no assurances that the process will result in a transaction. Any potential strategic alternative will be evaluated by the Board of Directors.

CORPORATE INFORMATION

Our principal executive offices are located at 3361 Enterprise Way, Miramar, Florida 33025. Our telephone number is (954) 430-6600. Our website is http://www.vsecorp.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our Common Stock involves risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by our quarterly reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Stock could decline, and you could lose all or a part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that, to the extent they are not recitations of historical fact, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	supply chain delays and disruptions;

•	risks related to our work on large government programs;

•	our ability to successfully integrate and realize the anticipated benefits of recently acquired businesses, including the acquisition of the Turbine Controls, LLC business;

•	our ability to successfully divest businesses and to transition facilities in connection therewith;

•	risks related to future business conditions resulting in impairments;

•	risks related to the intense competition in our industry;

•	risks related to the performance of the aviation aftermarket;

•	global economic and political conditions;

•	prolonged periods of inflation and our ability to mitigate the impact thereof;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	our dependence on third-party package delivery companies;

•	compliance with government rules and regulations, including environmental and pollution risk;

•	risks related to technology security and cyber-attacks;

•	risks related to our outstanding indebtedness;

•	risks related to market volatility in the debt and equity capital markets; and

•

the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed or furnished to the SEC. Any document incorporated by reference or any prospectus supplement may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	financing acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.

We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our By-laws, as amended (the “By-laws”). We encourage you to read our Certificate of Incorporation, our By-laws and the applicable provisions of Delaware General Corporation Law for additional information.

Common Stock

Authorized Shares. We are authorized to issue 23,000,000 shares of Common Stock, par value $0.05 per share. As of June 30, 2024 we had 18,420,008 shares of Common Stock outstanding, which excludes (i) 276,630 shares of Common Stock issuable upon the settlement of service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards outstanding as of June 30, 2024; (ii) 490,545 shares of Common Stock authorized and reserved for future issuance under our equity compensation plans as of June 30, 2024; and (iii) 127,268 shares of Common Stock issued on April 24, 2024 in connection with the TCI Acquisition.

Voting. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights.

Dividend Rights. Holders of Common Stock are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available for the payment of dividends.

Liquidation Rights. Upon the liquidation, dissolution or winding up of our company, the holders of Common Stock are entitled to receive ratably the net assets of our company available after the payment of all debts and other liabilities.

Other Rights and Preferences. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Holders of Common Stock may act by unanimous written consent.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust, One State Street, 30th Floor, New York, NY 10004. Its telephone number is 1-212-509-4000.

Listing. Our Common Stock is traded on The Nasdaq Global Select Market under the trading symbol “VSEC.”

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of Delaware law, the Certificate of Incorporation and By-laws could make the following more difficult:

•	acquisition of the Company by means of a tender offer,

•	acquisition of the Company by means of a proxy contest or otherwise, or

•	removal of the Company’s incumbent officers and directors

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. The Company believes that the benefits of increased protection give it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

The By-laws provide that the board of directors will have a minimum of six and a maximum of nine members, which number will be determined by resolution of the board of directors or by the stockholders at the annual meeting. Directors are elected at each annual meeting of stockholders by a plurality of the votes cast. Any director may be removed at any time, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Vacancies and newly created directorships resulting from any increase in the Company’s authorized number of directors may be filled by the majority vote of the Company’s remaining directors in office, or by the sole remaining director, or if there are no directors in office, then an election of directors may be held in the manner provided by statute.

Stockholder Meetings

Under the By-laws, only the Company’s chairman may call special meetings of the Company’s stockholders. Special meetings shall be called by the chairman or secretary at the request in writing of a majority of the board of directors or stockholders owning 25% in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The By-laws establish advance notice procedures with respect to persons to be nominated for election as directors of the Company at the annual meeting of stockholders.

Delaware Anti-takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

The following summarizes the terms of stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the particular terms of the stock warrants it covers. These terms may include:

•	the offering price, if any;

•	the number of shares of Common Stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	certain U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, the anti-dilution provisions of the stock warrants.

The shares of Common Stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of Common Stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of Common Stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our Common Stock.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Common Stock, debt securities or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the rights;

•	the exercise price payable for the Common Stock, depositary shares, debt securities or other securities upon the exercise of the right;

•	the number of rights issued to each securityholder;

•	the amount of Common Stock, depositary shares, debt securities or other securities that may be purchased per each right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

The Company may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms summarized below will apply generally to any debt securities that the Company may offer under this prospectus, the particular terms of any debt securities that the Company may offer will be described in more detail in the applicable prospectus supplement or officer’s certificate. The terms of any debt securities offered under a prospectus supplement or officer’s certificate may differ from the terms described below. Unless the context requires otherwise, references to the indenture also refer to any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.

The Company will issue the debt securities under the indenture that it will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that the Company files with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. You are urged to read the applicable prospectus supplements or officer’s certificates and any related free writing prospectuses related to the debt securities that the Company may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that the Company may issue and it provides that the Company may issue debt securities up to the principal amount that the Company may authorize and may be in any currency or currency unit that the Company may designate. Except for the limitations on merger, consolidation and sale of all or substantially all of the Company assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in the Company’s operations, financial condition or transactions involving the Company.

The Company may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement or officer’s certificate.

The applicable prospectus supplement or officer’s certificate will describe the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	the forms of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•

the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where the principal of, premium and interest, if any, on the series of debt securities shall be payable, where the series of debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the series of debt securities may be served, and the method of such payment, if by wire transfer, mail or other means;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which series of debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates, if any, on which and the price or prices at which the series of debt securities will be repurchased by the Company at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities shall be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the series of debt securities will be made if other than U.S. dollars;

•

any addition to or change in the events of default under the indenture which applies to any series of debt securities and any change in the right of the trustee or the requisite Holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants set forth under the indenture which applies to series of debt securities;

•

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to series of debt securities if other than those appointed in the indenture the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	The Company’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture (which may modify or delete any provision of the indenture insofar as it applies to such series), and any terms that may be required by the Company or advisable under applicable laws or regulations.

Conversion or Exchange Rights

The applicable prospectus supplement or officer’s certificate may set forth the terms on which a series of debt securities may be convertible into or exchangeable for the Company’s Common Stock or its other securities. The applicable prospectus supplement or officer’s certificate may include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option. The applicable prospectus supplement or officer’s certificate may include provisions pursuant to which the number of shares of the Company’s Common Stock or the Company’s other securities that the holders of the series of debt securities receive would be subject to adjustment.

Events of Default under the Indenture

Unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that the Company may issue:

•

if the Company fails to pay any installment of interest on such series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if the Company fails to pay the principal of, or premium, if any, on such series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if the Company fails to observe or perform any other covenant or agreement contained in the debt securities of such series or the indenture, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after the Company receives written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to the Company in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the Company, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (including acceleration described in the preceding paragraph), except that such waivers of defaults or events of default regarding payment of principal, premium, if any, or interest, require that the Company shall have paid or set aside with the trustee sufficient funds to pay all amounts then due and payable otherwise then due and payable otherwise then by acceleration. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other holders of the debt securities of any series or that may involve the trustee in personal liability.

No holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies unless:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request for the trustee to initiate such action or proceeding;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

•	during such 60 day period the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

No holder of the debt securities of any series may use the indenture to prejudice the rights of another holder of the debt securities of such series or to obtain a preference or priority over another holder of the debt securities of such series.

On an annual basis, the Company will provide statements to the trustee regarding its compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the Company and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of the Company’s obligations to the holders of the debt securities of any series by a successor to the Company;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities of any series or that does not adversely affect the legal rights hereunder of any holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (“TIA”);

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to add guarantees with respect to the debt securities of any series or to provide security for the debt securities of any series; or

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by the Company and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the Company and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•

reduce the principal amount or change the fixed maturity of any debt securities of any series or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities of any series;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including default interest, on any debt securities of any series;

•

waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities of any series, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any debt securities of any series payable in currency other than that stated in the debt securities of any series;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities of any series to receive payments of principal of or premium, interest, if any, on the debt securities of any series and to institute suit for the enforcement of any such payments;

•	make any change in the foregoing amendment and waiver provisions; or

•

reduce the percentage in principal amount of any debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Discharge

The indenture provides that the Company can elect to be discharged from its obligations with respect to one or more series of debt securities that shall become due and payable within one year or are to be called for redemption within one year, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise its rights to be discharged, the Company must irrevocably deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series when payments are due on the date of maturity or the date fixed for redemption.

Form, Exchange and Transfer

The Company will issue the debt securities of each series only in fully registered form without coupons and, unless otherwise provided in the applicable prospectus supplement or officer’s certificate, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indenture provides that the Company may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by the Company and identified in the applicable prospectus supplement or officer’s certificate with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement or officer’s certificate.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or officer’s certificate, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or officer’s certificate, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the Company for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the Company will impose no service charge for any registration of transfer or exchange, but the Company may require payment of any taxes or other governmental charges.

The applicable prospectus supplement or officer’s certificate will name the security registrar, and any transfer agent in addition to the security registrar, that the Company initially designates for any debt securities. The Company may, at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the Company elects to redeem the debt securities of any series, the Company will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities the Company is redeeming in part.

Information Concerning the Trustee

The debt securities will be issued under an indenture between us and a trustee to be named in the indenture. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

The Company will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by it, except that unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will make interest payments by check that it will mail to the holder or by wire transfer to certain holders. Unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will designate the corporate trust office of the trustee as its sole paying agent for payments with respect to debt securities of each series. The applicable prospectus supplement or officer’s certificate will name any other paying agents that the Company initially designates for the debt securities of a particular series. The Company will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money the Company pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of the debt security thereafter may look only to the Company for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

A summary of certain U.S. federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any method described in the applicable prospectus supplement.

The distribution of the securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

2,352,941 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Morgan Stanley
RBC Capital Markets	William Blair

Book-Runners

Truist Securities	B. Riley Securities	Stifel

Co-Managers

KeyBanc Capital Markets	Benchmark, a StoneX Company	Jones

October 27, 2025